EXHIBIT 10.3

AMENDMENT TO UNSECURED CONVERTIBLE DEBENTURE

BODY AND MIND INC.

This AMENDMENT TO UNSECURED CONVERTIBLE DEBENTURE, BODY AND MIND INC. (this “Amendment”) is entered into as of October 24, 2024, by and among BODY & MIND INC. (“Borrower”) and_________________________________. (“Lender”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note (as defined below).

RECITALS

WHEREAS, the Borrower and the Lender are parties to that certain Unsecured Convertible Debenture Body And Mind Inc., Debenture Certificate Number: 2022-12-__ Principal Amount: US$___________, dated as of December 19, 2022 (the “Note”);

WHEREAS, the Borrower and the Lender have agreed to amend the Note effective as of the Amendment Effective Date (as defined below) pursuant to Section 7.4 of the Note;

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Note.

Effective as of the Amendment Effective Date:

(a) The following definition of Interest Rate is hereby amended and restated in its entirety as follows:

“Interest Rate” shall mean the Cash Pay Rate and the PIK Rate.

(b) The following definitions shall be added to the Note:

“Cash Pay Rate” shall mean seven and one half percent (7.5%) per annum.

“Monthly Payment Date” shall mean the fifteenth (15th) day of each calendar month.

“PIK Rate” shall mean seven and one half percent (7.5%) per annum.

(c) The text of 2.2 of the Note is hereby amended and restated in its entirety as follows:

2.2 Interest Payable.

This Debenture shall bear interest commencing on the Issue Date at the Interest Rate. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on the PIK Rate or the Cash Rate, as applicable, divided by a three hundred sixty (360) day year by (c) the outstanding principal balance. Such amount shall be the “Accrued PIK Interest” or the “Accrued Cash Interest”, as applicable.

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Interest shall be payable as follows:

(1). On each Payment Date, the Company shall make a payment in kind (a “PIK Payment”) by increasing the principal amount of the Note (the “Principal”) in an amount equal to the Accrued PIK Interest.

(2). On each Payment Date, the Company shall make a payment to Lender in cash (a “Cash Payment”) in an amount equal to the Accrued Cash Interest.

SECTION 2. Counterparts, Etc. This Amendment may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The headings of the various sections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

SECTION 4. Governing Law. The rights and obligations of Borrower and Lender hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Nevada.

SECTION 5. Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) upon which the Lender shall have received from Borrower an executed counterpart hereof.

[Signature Pages to follow]

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IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement effective as of the Effective Date.

LENDER:		BORROWER: BODY AND MIND INC.

By:		By:	/s/ Michael Mills
Name:	Joshua Rosen	Name:	Michael Mills
Its:	Authorized Signatory	Its:	CEO

Address: 6608 E 2nd St. Scottsdale, AZ 85251 Email: josh@bengalcap.com	Address: 2625 N. Green Valley Parkway Suite 150 Henderson, NV 89014 Email: mmills@bodyandmind.com

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